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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of PeopleSoft, Inc. of our report dated November 21, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in J.D. Edwards & Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002. We also consent to the references to us under the headings "Summary Selected Financial Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 2, 2003